Exhibit 99.B(17)

FORM OF PROXY

PROXY TABULATOR P.O. BOX 859232 BRAINTREE, MA 02185-9232	Vote this proxy card TODAY! Your prompt response will save the expense of additional mailings.

CALL:	To vote by phone call toll-free 1-800-628-8510 and follow the recorded instructions.
LOG-ON:	Vote on the internet at www.kingproxy.com/formula and follow the on-screen instructions.
MAIL:	Return the signed proxy card in the enclosed envelope.

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 5, 2014

FUNDVANTAGE TRUST

FORMULA INVESTING U.S. VALUE 1000 FUND

FORMULA INVESTING U.S. VALUE SELECT FUND

PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Vincenzo Scarduzio and Charlotta vonWettberg, each of them proxies, with full powers of substitution and revocation, to attend the Special Meeting of Shareholders of Formula Investing U.S. Value 1000 Fund and Formula Investing U.S. Value Select Fund, each a series of FundVantage Trust, on February 5, 2014 and any adjournments thereof and to vote all shares which the undersigned would be entitled to vote if personally present, upon the following matters, as set forth in the Notice of Special Meeting of Shareholders, and upon such other business as may properly come before the meeting or any adjournment thereof.  If more than one of said proxies or their respective substitutes shall be present and vote at said meeting or any adjournment thereof, a majority of them so present and voting (or if only one be present and voting, then that one) shall have and exercise all the powers hereby granted.  The undersigned revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.

ALL PROXIES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS NOTED HEREON.

IF INSTRUCTIONS ARE NOT GIVEN, THIS PROXY WILL BE TREATED AS GRANTING AUTHORITY TO VOTE IN FAVOR OF THE PROPOSAL AND ANY SUBSEQUENT PROPOSAL.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET

Dated

Signature(s) (Title(s), if applicable)	(Sign in the Box)

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE MARK A BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

1.

To approve an Agreement and Plan of Reorganization between the Formula Investing U.S. Value 1000 Fund and the Formula Investing U.S. Value Select Fund (each an “Acquired Fund”), each a series of FundVantage Trust (the “Trust”), and the Gotham Enhanced Return Fund (the “Acquiring Fund”), a series of the Trust, providing for (i) the transfer of all of the assets of each Acquired Fund in exchange solely for class shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the liabilities of each Acquired Fund; (ii) the subsequent pro rata distribution of shares of the Acquiring Fund to shareholders of the corresponding Acquired Fund; and (iii) the liquidation and dissolution of each Acquired Fund.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE SIGN AND DATE ON REVERSE SIDE